Exhibit 99.2

Supplemental and Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses in this document certain non-GAAP financial information including adjusted operating income, adjusted operating expenses, adjusted income tax expense, adjusted net income and adjusted diluted earnings per share, as well as sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document). There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “excluding the impact of changes in foreign currency exchange rates” or “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for (i) restructuring, integration and other expenses and (ii) amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in many cases, for measuring performance for compensation purposes.

Additional non-GAAP metrics management uses are adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales and adjusted operating expense to gross profit ratio, which is defined as adjusted operating expenses (as defined above) divided by gross profit.

Management also believes income tax expense, net income and diluted EPS adjusted for (i) the impact of the items described above, (ii) certain items impacting other expense and (iii) certain items impacting income tax expense is useful to investors because it provides a measure of the Company’s net profitability on a more comparable basis to historical periods and provides a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted EPS excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Other metrics management monitors in its assessment of business performance include return on working capital (ROWC), return on capital employed (ROCE) and working capital velocity (WC velocity).

•	ROWC is defined as annualized adjusted operating income (as defined above) divided by the sum of the monthly average balances of receivables and inventories less accounts payable.

•

ROCE is defined as annualized, tax effected adjusted operating income (as defined above) divided by the monthly average balances of interest-bearing debt and equity (including the impact of adjustments to operating income discussed above) less cash and cash equivalents.

•	WC velocity is defined as annualized sales divided by the sum of the monthly average balances of receivables and inventories less accounts payable.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

		Quarters Ended
		July 2,	April 2,	January 2,	October 3,
	Fiscal 2016*	2016*	2016*	2016*	2015*
	$ in thousands, except per share amounts
GAAP selling, general and administrative expenses	$2,170,524	$542,100	$539,038	$530,831	$558,556
Amortization of intangible assets and other	28,614	5,769	7,433	7,921	7,491
Adjusted operating expenses	$2,141,910	$536,330	$531,605	$522,910	$551,065

GAAP operating income	$787,669	$172,973	$181,618	$226,115	$206,962
Restructuring, integration and other expenses	79,318	15,966	16,172	21,222	25,958
Amortization of intangible assets and other	28,614	5,769	7,433	7,921	7,491
Total adjustments	107,932	21,736	23,605	29,143	33,449
Adjusted operating income	$895,601	$194,709	$205,223	$255,258	$240,411

GAAP income tax expense	$163,978	$38,453	$37,078	$41,196	$47,252
Restructuring, integration and other expenses (income tax benefit)	26,975	5,652	5,369	7,121	8,833
Amortization of intangible assets and other (income tax benefit)	8,856	2,084	2,057	2,408	2,307
Income tax adjustments, net	16,527	(1,445)	7,056	11,295	(379)
Total adjustments to income tax expense	52,358	6,290	14,482	20,824	10,761
Adjusted income tax expense	$216,336	$44,743	$51,560	$62,020	$58,013

GAAP net income	$506,531	$96,806	$123,459	$156,012	$130,254
Restructuring, integration and other expenses (net of tax)	52,343	10,314	10,804	14,100	17,125
Amortization of intangible assets and other (net of tax)	19,758	3,685	5,376	5,513	5,184
Income tax adjustments, net	(16,527)	1,445	(7,056)	(11,295)	379
Total adjustments to net income (net of tax)	55,575	15,445	9,124	8,318	22,688
Adjusted net income	$562,106	$112,251	$132,582	$164,330	$152,942

GAAP diluted EPS	$3.80	$0.75	$0.94	$1.16	$0.96
Restructuring, integration and other expenses (net of tax)	0.39	0.08	0.08	0.10	0.12
Amortization of intangible assets and other (net of tax)	0.15	0.03	0.04	0.04	0.04
Income tax adjustments, net	(0.12)	0.01	(0.05)	(0.08)	-
Total adjustments to diluted EPS (net of tax)	0.42	0.12	0.07	0.06	0.16
Adjusted EPS	$4.22	$0.86	$1.01	$1.22	$1.12

* May not foot due to rounding

		Quarters Ended
		June 27,	March 28,	December 27,	September 27,
	Fiscal 2015*	2015*	2015*	2014*	2014*
	$ in thousands, except per share amounts
GAAP selling, general and administrative expenses	$2,274,642	$561,585	$555,148	$573,962	$583,946
Amortization of intangible assets and other	54,049	19,603	11,187	11,052	12,208
Adjusted operating expenses	$2,220,593	$541,982	$543,961	$562,910	$571,738

GAAP operating income	$827,673	$180,477	$203,712	$250,287	$193,197
Restructuring, integration and other expenses	90,805	43,734	15,494	13,257	18,320
Amortization of intangible assets and other	54,049	19,603	11,187	11,052	12,208
Total adjustments	144,854	63,337	26,681	24,309	30,528
Adjusted operating income	$972,527	$243,814	$230,393	$274,596	$223,725

GAAP other (expense) income, net	$(19,043)	$(3,080)	$(8,945)	$(5,524)	$(1,493)
Venezuela foreign currency loss	3,737	3,737	-	-	-
Adjusted other (expense) income, net	$(15,306)	$657	$(8,945)	$(5,524)	$(1,493)

GAAP income tax expense	$141,053	$(5,064)	$49,367	$56,391	$40,358
Restructuring, integration and other expenses (income tax benefit)	24,907	13,219	3,459	3,069	5,160
Amortization of intangible assets and other (income tax benefit)	17,405	7,315	3,479	3,377	3,235
Income tax adjustments, net	55,101	45,770	(2,192)	5,597	5,926
Total adjustments to income tax expense	97,413	66,304	4,746	12,043	14,321
Adjusted income tax expense	$238,466	$61,240	$54,113	$68,434	$54,679

GAAP net income	$571,913	$158,733	$121,529	$163,706	$127,946
Restructuring, integration and other expenses (net of tax)	65,897	30,514	12,035	10,188	13,160
Amortization of intangible assets and other (net of tax)	36,643	12,287	7,708	7,675	8,973
Venezuela foreign currency loss (net of tax)	3,737	3,737	-	-	-
Income tax adjustments, net	(55,101)	(45,770)	2,192	(5,597)	(5,926)
Total adjustments to net income (net of tax)	51,176	768	21,935	12,266	16,207
Adjusted net income	$623,089	$159,501	$143,464	$175,972	$144,153

GAAP diluted EPS	$4.12	$1.15	$0.88	$1.18	$0.91
Restructuring, integration and other expenses (net of tax)	0.47	0.22	0.09	0.07	0.09
Amortization of intangible assets and other (net of tax)	0.26	0.09	0.06	0.06	0.07
Venezuela foreign currency loss (net of tax)	0.03	0.03	-	-	-
Income tax adjustments, net	(0.39)	(0.33)	0.02	(0.04)	(0.04)
Total adjustments to diluted EPS (net of tax)	0.37	0.01	0.16	0.09	0.12
Adjusted EPS	$4.49	$1.16	$1.04	$1.27	$1.02

* May not foot due to rounding

Organic Sales

Organic sales is defined as reported sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

The following tables present the reconciliation of reported sales to organic sales for the fourth quarters and full years of fiscal 2016 and fiscal 2015.

	Fourth Quarter Ended	Year Ended
			Acquisitions/
	As Reported and	As	Divestitures (1)/
	Organic Sales -	Reported -	Estimated	Organic Sales -
	Fiscal 2016	Fiscal 2016	Extra Week (2)	Fiscal 2016
	(in millions)
Avnet, Inc.	$6,226.8	$26,219.3	$(464.1)	$25,755.2
EM	3,939.2	16,566.8	(300.0)	16,266.8
TS	2,287.6	9,652.5	(164.1)	9,488.4
EM
Americas	$1,082.2	$4,665.3	$(82.0)	$4,583.3
EMEA	1,293.0	5,091.3	(92.0)	4,999.3
Asia	1,564.0	6,810.2	(126.0)	6,684.2
TS
Americas	$1,382.9	$5,758.3	$(123.1)	$5,635.2
EMEA	620.8	2,719.7	(18.0)	2,701.7
Asia	283.9	1,174.5	(23.0)	1,151.5

	Fourth Quarter Ended			Year Ended
	As Reported -	Acquisitions/	Organic Sales -	As Reported -	Acquisitions/	Organic Sales -
	Fiscal 2015	Divestitures (1)	Fiscal 2015	Fiscal 2015	Divestitures (1)	Fiscal 2015
	(in millions)
Avnet, Inc.	$6,796.3	$31.6	$6,827.9	$27,924.7	$125.7	$28,050.4
EM	4,315.9	—	4,315.9	17,344.7	—	17,344.7
TS	2,480.4	31.6	2,512.0	10,580.0	125.7	10,705.7
EM
Americas	$1,269.9	$—	$1,269.9	$4,922.1	$—	$4,922.1
EMEA	1,245.0	—	1,245.0	5,004.6	—	5,004.6
Asia	1,801.0	—	1,801.0	7,418.0	—	7,418.0
TS
Americas	$1,497.2	$6.6	$1,503.8	$6,221.9	$24.1	$6,246.0
EMEA	624.8	25.0	649.8	2,871.6	101.6	2,973.2
Asia	358.4	—	358.4	1,486.5	—	1,486.5

(1)	Includes the following acquisitions:

• Orchestra Service Gmbh acquired in November 2015 in the TS EMEA Region

• ExitCertified Corporation acquired in January 2016 in the TS America Region

(2)	The impact of the additional week of sales in the first quarter of fiscal 2016 is estimated

			Sales		Organic
	Sales		As Reported		Sales
	As Reported	Sales	Year-Year %	Organic	Year-Year %
	and Organic	As Reported	Change in	Sales	Change in
	Q4-Fiscal	Year-Year	Constant	Year-Year	Constant
	2016	% Change	Currency	% Change	Currency
	(Dollars in thousands)
Avnet, Inc.	$6,226,812	(8.4)%	(8.3)%	(8.8)%	(8.7)%
EM	3,939,249	(8.7)	(9.4)	(8.7)	(9.4)
TS	2,287,563	(7.8)	(6.4)	(8.9)	(7.6)
EM
Americas	$1,082,203	(14.8)%	—	(14.8)%	—
EMEA	1,293,090	3.9	2.2%	3.9	2.2%
Asia/Pacific	1,563,956	(13.2)	(13.8)	(13.2)	(13.8)
TS
Americas	$1,382,941	(7.6)%	—	(8.0)%	—
EMEA	620,751	(0.7)	0.8%	(4.5)	(3.0)%
Asia/Pacific	283,871	(20.8)	(17.8)	(20.8)	(17.8)

ROWC, ROCE and WC Velocity

The following tables (in thousands) present the calculations for ROWC, ROCE and WC velocity.

		FY16	Q4 FY16	Q3 FY16	Q2 FY16	Q1 FY16
Sales		$26,219,279	$6,226,812	$6,174,716	$6,848,057	$6,969,694
Sales, annualized (1)	(a)	26,219,279	$24,907,248	24,698,864	27,392,228	26,385,270
Adjusted operating income (2)		895,601	$194,709	205,223	255,258	240,411
Adjusted annualized operating income (1)	(b)	895,601	$778,836	820,892	1,021,032	910,127
Adjusted effective tax rate (2) (3)		27.8%	27.8%	27.8%	27.8%	27.8%
Adjusted annualized operating income, after tax	(c)	646,713	$562,397	592,765	737,287	657,203
Average monthly working capital
Accounts receivable		4,815,529	$4,768,442	4,905,736	4,982,198	4,787,201
Inventories		2,814,071	$2,935,788	2,787,825	2,747,160	2,745,479
Accounts payable		(3,166,749)	$(3,154,351)	(3,265,178)	(3,256,725)	(3,182,154)
Average working capital	(d)	$4,462,851	$4,549,879	$4,428,383	$4,472,633	$4,350,526
Average monthly capital employed	(e)	$6,049,519	$6,177,923	$6,028,867	$6,026,327	$5,909,334
ROWC = (b) / (d)		20.1%	17.1%	18.5%	22.8%	20.9%
WC Velocity = (a) / (d)		5.9	5.5	5.6	6.1	6.1
ROCE = (c) / (e)		10.7%	9.1%	9.8%	12.2%	11.1%

		FY15	Q4 FY15	Q3 FY15	Q2 FY15	Q1 FY15
Sales		$27,924,657	$6,796,331	$6,736,860	$7,551,880	$6,839,587
Sales, annualized	(a)	27,924,657	27,185,324	26,947,440	30,207,520	27,358,348
Adjusted operating income (2)		972,527	243,814	230,393	274,596	223,725
Adjusted annualized operating income	(b)	972,527	975,256	921,572	1,098,384	894,900
Adjusted effective tax rate (3)		27.7%	27.7%	27.7%	27.7%	27.7%
Adjusted annualized operating income, after tax	(c)	703,332	705,305	666,481	794,351	647,192
Average monthly working capital
Accounts receivable		5,109,326	4,979,668	5,251,882	5,318,083	4,993,653
Inventories		2,667,351	2,593,545	2,564,071	2,700,424	2,729,194
Accounts payable		(3,274,382)	(3,234,283)	(3,344,479)	(3,437,897)	(3,231,037)
Average working capital	(d)	$4,502,295	$4,338,930	$4,471,474	$4,580,610	$4,491,810
Average monthly capital employed	(e)	$6,077,926	$5,898,475	$6,028,015	$6,161,858	$6,101,274
ROWC = (b) / (d)		21.6%	22.5%	20.6%	24.0%	19.9%
WC Velocity = (a) / (d)		6.2	6.3	6.0	6.6	6.1
ROCE = (c) / (e)		11.6%	12.0%	11.1%	12.9%	10.6%

(1)	Annualized amounts are based on a 53-week fiscal year.
(2)	See reconciliation to GAAP amounts in the preceding tables in this Non-GAAP Financial Information section.
(3)

Adjusted effective tax rate for each quarterly period in a fiscal year is based upon the currently anticipated annual effective tax rate, excluding the tax effect of the income tax adjustments above in the reconciliation to GAAP amounts in this Non-GAAP Financial Information section.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the first quarter of fiscal 2017.

	High End of	Low End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$0.94	$0.84
Restructuring, integration and other expense (net of tax)	(0.06)	(0.10)
Amortization of intangibles and other (net of tax)	(0.03)	(0.04)
Income tax expense adjustments	0.02	(0.02)
GAAP diluted earnings per share guidance	$0.87	$0.68